           CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
                      ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the annual filing of Information Architects Corporation, a
North Carolina corporation (the "Company"), on Form 10-K for the period ended
December 31, 2002, as filed with the Securities and Exchange Commission (the
"Report"), I, Michael Weinstein, Chief Financial Officer and CEO of the Company,
certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18
U.S.C.ss.1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael L. Weinstein
    Michael L. Weinstein
    Chief Financial Officer and CEO

May 9, 2003